EXHIBIT 24

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus Supplement of Bay View 2005-LJ-1 Owner Trust, relating to the offering of Automobile Receivable Backed Notes, comprising part of the Registration Statement (No 333-121380) of Bay View Deposit Corporation, of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in Exhibit 99 to such Annual Report on Form 10-K. We also consent to the reference to us under the headings “Experts” in the Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP

February 15, 2005